Exhibit 10.2

AMENDEMENT TO
AMENDED AND RESTATED WAREHOUSE CREDIT AGREEMENT
This AMENDMENT TO AMENDED AND RESTATED WAREHOUSE CREDIT AGREEMENT (this “Agreement”) is entered into as of August 3, 2020 by and among LENDINGCLUB WAREHOUSE II LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”), JPMORGAN CHASE BANK, N.A., as a bank lender and as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), and Chariot Funding LLC, as a conduit lender.
RECITALS
WHEREAS, the Borrower has entered into that certain Amended and Restated Warehouse Credit Agreement, dated as of February 24, 2020, by and among the Borrower, Wilmington Trust, National Association, as Collateral Trustee (the “Collateral Trustee”), the lenders from time to time party thereto (the “Lenders”), and Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in accordance with the terms of the Credit Agreement, the Borrower has requested, and Administrative Agent and Lenders have agreed to, modify certain provisions of the Credit Agreement, upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.Amendment to the Credit Agreement. Upon satisfaction of the conditions set forth in Section 3 hereof, the parties hereto agree that:

(a)The definition of Commitment Termination Date is hereby amended by deleting it in its entirety and replacing it with the following:

“Commitment Termination Date” means the earliest to occur of (i) December 31, 2020; provided that solely with respect to the increase in Interest Rate as a result of this Commitment Termination Date, such date (and the effective date of such increase) shall be deemed to be March 31, 2021, (ii) the date that the Administrative Agent declares a Commitment Termination Date following the occurrence and continuance of any Amortization Event, or of any Event of Default pursuant to Section 7.02, and (iii) the date the Commitments are reduced to zero pursuant to Section 2.02.

(b)The definition of Eligible Receivable is amended by deleting clause (b) of such definition in its entirety and replacing it with the following:

b.    All right, title and interest to such Receivable was acquired by the Seller from the Originator in the ordinary course of business pursuant to the Originator Program Documents in a manner consistent with the Credit and Collection Policy, and is owned by the Seller at the time of acquisition by the Borrower, free of any Liens (other than Permitted Liens);
(c)(i) the Facility Limit and (ii) the amount set forth on Schedule I of the Credit Agreement with respect to JPMorgan Chase Bank, N.A., are hereby amended by reducing such amounts, automatically and without any further action by any of the parties hereto to (A) $100,000,000 on September 1, 2020 and (B) $50,000,000 on November 17, 2020.

(d)Schedule II is hereby amended by revising the definition of Advance Rate by adding the following:

The Advance Rate shall reduce automatically (i) to 50% on March 31, 2021 and (ii) by 5%, without further action by any of the parties hereto, on each of the following dates:

•	August 31, 2020,

•
On September 1, 2020 if (i) the Deemed Advance Rate is greater than the Weighted Advance Rate, or (ii) the Aggregate Loan Amount is greater than the Commitment; provided that such reduction will cease to be effective on the Settlement Date on which the related Borrowing Base Deficiency and the Aggregate Loan Amount is less than or equal to the Commitment,

•	November 16, 2020, and

•
On November 17, 2020 if (i) the Deemed Advance Rate is greater than the Weighted Advance Rate, or (ii) the Aggregate Loan Amount is greater than the Commitment; provided that such reduction will cease to be effective on the Settlement Date on which the related Borrowing Base Deficiency and the Aggregate Loan Amount is less than or equal to the Commitment.

•
For the avoidance of doubt, the decreases above may be cumulative (that is, in addition to the automatic decreases on August 31, 2020 and November 16, 2020, to the extent that the requisite trigger is met, the Advance Rate may decrease by an additional 5% on September 1, 2020 and/or November 17, 2020.

“Deemed Advance Rate” means, as of any date, the Aggregate Loan Amount divided by the Net Eligible Pool Balance.
“Weighted Advance Rate” means, as of any date, the weighted average Advance Rate, weighted by Eligible Receivables Balance.
If a Borrowing Base Deficiency occurs solely because of a reduction in Advance Rate pursuant to clause (ii) above, then such Borrowing Base Deficiency shall be deemed to constitute an Amortization Event and not an Event of Default until such Borrowing Base Deficiency is cured; provided that, during the term of such Borrowing Base Deficiency, the Interest Rate shall be increased by an additional 0.75%.
(e)Schedule V is hereby amended by replacing paragraph (4) in its entirety with the following:

(4) on or after March 31, 2021, 50% of the aggregate Receivables Balance of Eligible Receivables which have been owned by the Borrower for 210 or more days; and

3.Conditions Precedent. The effectiveness of this Agreement is subject to the receipt by the Administrative Agent of the following, each in form and substance acceptable to the Administrative Agent:

(a)this Agreement duly executed and delivered by the parties thereto;
(b)such other opinions, instruments, certificates and documents from the Borrower as the Administrative Agent or any Lender shall have reasonably requested.

4.Representations and Warranties of Borrower. Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

(a)the representations and warranties of Borrower contained in Section 4.01 of the Credit Agreement are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by materiality, which is true and correct in all respects) as of such earlier date;
(b)no Default or Event of Default has occurred and is continuing;
(c)the Borrower has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the Transaction Documents as amended hereby;
(d)the execution, delivery and performance by the Borrower of this Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not: (i) contravene the terms of any Constituent Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any material contract or agreement or any material indebtedness to which the Borrower is a party or affecting the Borrower or the properties of the Borrower, (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) result in or require the creation of any Lien upon any asset of the Borrower (other than Liens in favor of the Collateral Trustee under the Transaction Documents); or (d) violate any Requirements of Law;

(e)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement; and
(f)this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.Effect on the Credit Agreement and Ratification. (a) Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Transaction Documents or constitute a course of conduct or dealing among the parties. The Administrative Agent and Lenders reserve all rights, privileges and remedies under the Transaction Documents. The Credit Agreement, as hereby amended, and all other Transaction Documents are hereby ratified and re-affirmed in all respects and shall remain unmodified and in full force and effect. All references in the Transaction Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall constitute a Transaction Document.

(b)    The relationship of the Administrative Agent and the Lender, on the one hand, and the Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith or in the Credit Agreement or any of the other Transaction Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

6.No Novation. This Agreement is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Transaction Document or an accord and satisfaction in regard thereto.

7.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and Lenders.

8.Headings. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.Incorporation of Credit Agreement. The provisions contained in Section 9.08 (Severability of Provisions), Section 9.11 (Governing Law), Section 9.12 (Submission to Jurisdiction), Section 9.13 (Waiver of Jury Trial), and Section 9.14 (Counterparts; Electronic Delivery) of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES FOLLOW.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

LENDINGCLUB WAREHOUSE II LLC, as Borrower

By:	/s/ Doug Lambert
Name: Doug Lambert
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent and, for itself, as Bank Lender
By:    /s/ Abide Kakou
Name: Abide Kakou
Title: Vice President

CHARIOT FUNDING LLC, as a Conduit Lender By: JPMorgan Chase Bank, N.A., as its attorney-in-fact
By:    /s/ Abide Kakou
Name: Abide Kakou
Title: Vice President